Free Writing Prospectus Filed Pursuant to Rule 433 Registration Number 333-186991

Duke Energy

View Mobile | Contact Us | Investors | Search | GO

RESIDENTIAL | BUSINESS | LARGE BUSINESS | OUR COMPANY

HOME » Investors » Individual Investors » PremierNotes Investment

Individual Investors

Become a Shareholder
Shareholder Services
PremierNotes Investment

NYSE: DUK

$69.25 as of Feb 28 2013 4:00PM

Change	-0.88 (-1.26%)
Volume	5.04m
Previous Close:	$70.13
52 Week Low:	$59.63
52 Week High:	$71.13
Market Cap:	$48.75B

IR Contact Info

Individual Investors
Institutional Investors
Fixed Income Investors

PremierNotes

At last—a powerful opportunity for higher returns on your short-term funds

If you're looking to get an attractive rate of return on your short-term funds, you owe it to yourself to check out Duke Energy PremierNotes®. PremierNotes is designed to deliver a rate of return that is higher than the average taxable money market mutual fund—a minimum of ¼ percent higher. And, with our tiered approach to returns, higher balances can benefit from rates that are even higher.

Introducing Duke Energy PremierNotes from Duke Energy

Sign Up Today

PremierNotes® Investments Sign In

Current Rates

Amount	Rate	Yield
Under $10,000	1.10%	1.11%
$10,000 to $49,999	1.30%	1.31%
$50,000 and over	1.50%	1.51%
Rates effective February 25, 2013		

Contact Us

800-659-DUKE or E-mail Us

Duke Energy PremierNotes® Resources

- Benefits of Ownership
- Duke Energy Employees & Retirees
- PremierNotes FAQs
- Financials / SEC Filings
- Rates
- PremierNotes Forms & Other Important Documents

MAKE YOUR CASH WORK HARDER FOR YOU

- Attractive Returns
- Easy Access To Your Money
- No Maintenance Fees
- Secure, Online Investment Access 24/7
- Backed By the Strength and Stability of Duke Energy

PremierNotes®



Duke Energy PremierNotes earn interest at a floating rate per annum equal to the most recent seven-day average yield (non-compounded) for taxable money funds as reported weekly in the iMoneyNet Money Fund Average,™ plus at least 1/4 percent. Interest is compounded daily and posted to your investment monthly. Investors are encouraged to carefully read the program prospectus and seek professional advice from a financial advisor when considering participation in the PremierNotes program. Interest income is subject to federal and applicable state and local taxes. Overdraft and other fees may apply, as outlined in the program prospectus.

An investment in PremierNotes allows individuals and institutions to benefit from the financial strength of Duke Energy Corporation. PremierNotes are not money market accounts, which are typically diversified funds consisting of short-term debt securities of many issuers, and therefore do not meet the diversification and investment quality standards set forth for money market funds by the Investment Company Act of 1940. Instead, PremierNotes are variable denomination, floating rate demand notes that are unsecured debt obligations of Duke Energy Corporation and are backed only by the assets of Duke Energy Corporation. Your investment in PremierNotes is not equivalent to a deposit or other bank account and is not guaranteed, insured, or subject to the protection of the Federal Deposit Insurance Corporation.

Duke Energy Corporation has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (the "SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus that is included in that registration statement, as well as the other documents that Duke Energy Corporation has filed with the SEC, for more complete information about Duke Energy Corporation and this offering. You may get these documents for free by visiting the SEC website at www.sec.gov or by downloading them from the Duke Energy PremierNotes website. Alternatively, Duke Energy Corporation will arrange to send you a prospectus if you request it by calling toll free at 800-659-DUKE (3853).

Residential
Online Services
Billing & Payment
Start, Stop & Move Service
Customer Service
Save Energy & Money
Special Assistance
Products & Services
Outage & Storm Information
Residential Renewable Energy in North Carolina
Generate Your Own Power
Our Community
En Español
Lakes & Recreation
North Carolina Solar Distributed Generation
Electric Rates

Business
Online Services
Payment Options
Billing Options
Understand Your Bill
Service Requests
Electric Rates
Save Energy & Money
Smart $aver® Incentive Program
Products & Services
Outage Information
Go for Green with Renewable Energy
Generate Your Own Power
Our Community

Large Business
Standard Services
Rates
Billing & Payment
Energy Efficiency Services
Energy Information & Tools
Business Continuity Services
My Duke Energy
Renewable Energy
Generate Your Own Power
Events Calendar
National Accounts

Our Company
Careers
Investors
Public Safety
Environment
Sustainability
Community
Social Media
News
About Us

Doing Business With Us
Suppliers
HomeServices
Economic Development
Asset Recovery
Architects and Engineers
Builders and Developers
Property Managers
Real Estate Properties

©Duke Energy Corporation All Rights Reserved

TRUSTe CERTIFIED PRIVACY

Privacy | Terms of Use

Duke Energy

View Mobile | Contact Us | Investors | Search GO

RESIDENTIAL | BUSINESS | LARGE BUSINESS | OUR COMPANY

HOME » Investors » Individual Investors » PremierNotes Investment » Benefits of Ownership

PremierNotes Investment

- **Benefits of Ownership**
- Duke Energy Employees & Retirees
- PremierNotes FAQs
- Rates
- Sign Up Today
- PremierNotes Forms & Other Important Documents

PremierNotes

PremierNotes® Investments Sign In

Current Rates

Amount	Rate	Yield
Under $10,000	1.10%	1.11%
$10,000 to $49,999	1.30%	1.31%
$50,000 and over	1.50%	1.51%

Rates effective February 25, 2013

Contact Us

800-659-DUKE or E-mail Us

Duke Energy PremierNotes® Resources

- Benefits of Ownership
- Duke Energy Employees & Retirees
- PremierNotes FAQs
- Financials / SEC Filings
- Rates
- PremierNotes Forms & Other Important Documents

No investment fees/easy access to your money

Getting attractive returns doesn't mean giving up convenience, or having to deal with a lot of automatic fees. In fact, as long as you maintain your minimum balance, there are no recurring sales fees, maintenance fees or investment fees; with PremierNotes®, all of your money is working for you. The minimum balance is only $1,000, and you can make fast, free and easy redemptions by check or by phone. You get unlimited check writing over $250, and all your checks are on us—just let us know when you're running low, and we'll send you another packet free. You can even link your PremierNotes investment to your bank account to ensure quick transfers.

24/7 account access and free investment tools

Once you're enrolled, you'll be able to set up your own secure PremierNotes online portal to access your investment information any time of the day or night. You'll be able to confirm transactions and view up to 18 months of investment activity. You'll also be able to view our current investment rates.

Sign Up Today

PremierNotes®



Duke Energy PremierNotes earn interest at a floating rate per annum equal to the most recent seven-day average yield (non-compounded) for taxable money funds as reported weekly in the iMoneyNet Money Fund Average,™ plus at least 1/4 percent. Interest is compounded daily and posted to your investment monthly. Investors are encouraged to carefully read the program prospectus and seek professional advice from a financial advisor when considering participation in the PremierNotes program. Interest income is subject to federal and applicable state and local taxes. Overdraft and other fees may apply, as outlined in the program prospectus.

An investment in PremierNotes allows individuals and institutions to benefit from the financial strength of Duke Energy Corporation. PremierNotes are not money market accounts, which are typically diversified funds consisting of short-term debt securities of many issuers, and therefore do not meet the diversification and investment quality standards set forth for money market funds by the Investment Company Act of 1940. Instead, PremierNotes are variable denomination, floating rate demand notes that are unsecured debt obligations of Duke Energy Corporation and are backed only by the assets of Duke Energy Corporation. Your investment in PremierNotes is not equivalent to a deposit or other bank account and is not guaranteed, insured, or subject to the protection of the Federal Deposit Insurance Corporation.

Duke Energy Corporation has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (the "SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus that is included in that registration statement, as well as the other documents that Duke Energy Corporation has filed with the SEC, for more complete information about Duke Energy Corporation and this offering. You may get these documents for free by visiting the SEC website at www.sec.gov or by downloading them from the Duke Energy PremierNotes website. Alternatively, Duke Energy Corporation will arrange to send you a prospectus if you request it by calling toll free at 800-659-DUKE (3853).

Residential
Online Services
Billing & Payment
Start, Stop & Move Service
Customer Service
Save Energy & Money
Special Assistance
Products & Services
Outage & Storm Information
Residential Renewable Energy in North Carolina
Generate Your Own Power
Our Community
En Español
Lakes & Recreation
North Carolina Solar Distributed Generation
Electric Rates

Business
Online Services
Payment Options
Billing Options
Understand Your Bill
Service Requests
Electric Rates
Save Energy & Money
Smart $aver® Incentive Program
Products & Services
Outage Information
Go for Green with Renewable Energy
Generate Your Own Power
Our Community

Large Business
Standard Services
Rates
Billing & Payment
Energy Efficiency Services
Energy Information & Tools
Business Continuity Services
My Duke Energy
Renewable Energy
Generate Your Own Power
Events Calendar
National Accounts

Our Company
Careers
Investors
Public Safety
Environment
Sustainability
Community
Social Media
News
About Us

Doing Business With Us
Suppliers
HomeServices
Economic Development
Asset Recovery
Architects and Engineers
Builders and Developers
Property Managers
Real Estate Properties

©Duke Energy Corporation All Rights Reserved

TRUSTe CERTIFIED PRIVACY

Privacy Terms of Use

Duke Energy

View Mobile | Contact Us | Investors | Search | GO

RESIDENTIAL | BUSINESS | LARGE BUSINESS | OUR COMPANY

HOME » Investors » Individual Investors » PremierNotes Investment » Rates

PremierNotes Investment

- Benefits of Ownership
- Duke Energy Employees & Retirees
- PremierNotes FAQs
- Rates
- Sign Up Today
- PremierNotes Forms & Other Important Documents

PremierNotes

Rates

PremierNotes® investments pay a competitive floating rate of interest that is determined at the direction of the Duke Energy PremierNotes Committee on a weekly basis, with rates effective each Monday. Rates will always be at least ¼ percent greater than the average rate of taxable U.S. money-market mutual funds, as published weekly in Money Fund Report®, a service of iMoneyNet, Inc.

Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

An investment as strong as Duke Energy

Your PremierNotes investment is backed by the strength and stability of Duke Energy Corporation, a Fortune 500 company traded on the New York Stock Exchange. With a proud history of more than 100 years of service, Duke Energy is today one of the largest electric power holding companies in the United States, serving approximately four million residential and business customers. Duke Energy has paid a cash dividend on its common stock since 1926 and has posted a long history of consistent earnings. Through PremierNotes, you can benefit from this proven, long term financial strength and stability, while earning a higher return on your short-term investments.

Sign Up Today

PremierNotes® Investments
Sign In

Current Rates

Amount	Rate	Yield
Under $10,000	1.10%	1.11%
$10,000 to $49,999	1.30%	1.31%
$50,000 and over	1.50%	1.51%
Rates effective February 25, 2013		

Contact Us

800-659-DUKE or E-mail Us

Duke Energy PremierNotes® Resources

- Benefits of Ownership
- Duke Energy Employees & Retirees
- PremierNotes FAQs
- Financials / SEC Filings
- Rates
- PremierNotes Forms & Other Important Documents

PremierNotes®



Duke Energy PremierNotes earn interest at a floating rate per annum equal to the most recent seven-day average yield (non-compounded) for taxable money funds as reported weekly in the iMoneyNet Money Fund Average,™ plus at least 1/4 percent. Interest is compounded daily and posted to your investment monthly. Investors are encouraged to carefully read the program prospectus and seek professional advice from a financial advisor when considering participation in the PremierNotes program. Interest income is subject to federal and applicable state and local taxes. Overdraft and other fees may apply, as outlined in the program prospectus.

An investment in PremierNotes allows individuals and institutions to benefit from the financial strength of Duke Energy Corporation. PremierNotes are not money market accounts, which are typically diversified funds consisting of short-term debt securities of many issuers, and therefore do not meet the diversification and investment quality standards set forth for money market funds by the Investment Company Act of 1940. Instead, PremierNotes are variable denomination, floating rate demand notes that are unsecured debt obligations of Duke Energy Corporation and are backed only by the assets of Duke Energy Corporation. Your investment in PremierNotes is not equivalent to a deposit or other bank account and is not guaranteed, insured, or subject to the protection of the Federal Deposit Insurance Corporation.

Duke Energy Corporation has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (the "SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus that is included in that registration statement, as well as the other documents that Duke Energy Corporation has filed with the SEC, for more complete information about Duke Energy Corporation and this offering. You may get these documents for free by visiting the SEC website at www.sec.gov or by downloading them from the Duke Energy PremierNotes website. Alternatively, Duke Energy Corporation will arrange to send you a prospectus if you request it by calling toll free at 800-659-DUKE (3853).

Residential
Online Services
Billing & Payment
Start, Stop & Move Service
Customer Service
Save Energy & Money
Special Assistance
Products & Services
Outage & Storm Information
Residential Renewable Energy in North Carolina
Generate Your Own Power
Our Community
En Español
Lakes & Recreation
North Carolina Solar Distributed Generation
Electric Rates

Business
Online Services
Payment Options
Billing Options
Understand Your Bill
Service Requests
Electric Rates
Save Energy & Money
Smart $aver® Incentive Program
Products & Services
Outage Information
Go for Green with Renewable Energy
Generate Your Own Power
Our Community

Large Business
Standard Services
Rates
Billing & Payment
Energy Efficiency Services
Energy Information & Tools
Business Continuity Services
My Duke Energy
Renewable Energy
Generate Your Own Power
Events Calendar
National Accounts

Our Company
Careers
Investors
Public Safety
Environment
Sustainability
Community
Social Media
News
About Us

Doing Business With Us
Suppliers
HomeServices
Economic Development
Asset Recovery
Architects and Engineers
Builders and Developers
Property Managers
Real Estate Properties

©Duke Energy Corporation All Rights Reserved

TRUSTe CERTIFIED PRIVACY

Privacy | Terms of Use

Duke Energy

View Mobile | Contact Us | Investors | Search GO

RESIDENTIAL | BUSINESS | LARGE BUSINESS | OUR COMPANY

HOME » Investors » Individual Investors » PremierNotes Investment » Sign Up Today

PremierNotes Investment

- Benefits of Ownership
- Duke Energy Employees & Retirees
- PremierNotes FAQs
- Rates
- **Sign Up Today**
- PremierNotes Forms & Other Important Documents

PremierNotes

Open your own PremierNotes® Investment today—it's FAST and EASY

It's as easy as 1-2-3:

1. **COMPLETE** this simple application form or request an Enrollment Kit by calling 800-659-DUKE (3853) or E-mailing Us.
2. **WRITE** your check for an initial investment of $1,000 or more made payable to "Duke Energy PremierNotes."
3. **SEND** your completed application and check to Duke Energy PremierNotes, P.O. Box 75708, Chicago, IL 60675-5708.

Once your application and initial investment are received, you'll receive a Welcome Kit that confirms your participation and provides information on accessing your secure online portal, along with your first packet of free checks.

Then enjoy the returns on your hard earned cash!

PremierNotes® Investments Sign In

Current Rates

Amount	Rate	Yield
Under $10,000	1.10%	1.11%
$10,000 to $49,999	1.30%	1.31%
$50,000 and over	1.50%	1.51%

Rates effective February 25, 2013

Contact Us

800-659-DUKE or E-mail Us

Duke Energy PremierNotes® Resources

- Benefits of Ownership
- Duke Energy Employees & Retirees
- PremierNotes FAQs
- Financials / SEC Filings
- Rates
- PremierNotes Forms & Other Important Documents

PremierNotes®



Duke Energy PremierNotes earn interest at a floating rate per annum equal to the most recent seven-day average yield (non-compounded) for taxable money funds as reported weekly in the iMoneyNet Money Fund Average,™ plus at least 1/4 percent. Interest is compounded daily and posted to your investment monthly. Investors are encouraged to carefully read the program prospectus and seek professional advice from a financial advisor when considering participation in the PremierNotes program. Interest income is subject to federal and applicable state and local taxes. Overdraft and other fees may apply, as outlined in the program prospectus.

An investment in PremierNotes allows individuals and institutions to benefit from the financial strength of Duke Energy Corporation. PremierNotes are not money market accounts, which are typically diversified funds consisting of short-term debt securities of many issuers, and therefore do not meet the diversification and investment quality standards set forth for money market funds by the Investment Company Act of 1940. Instead, PremierNotes are variable denomination, floating rate demand notes that are unsecured debt obligations of Duke Energy Corporation and are backed only by the assets of Duke Energy Corporation. Your investment in PremierNotes is not equivalent to a deposit or other bank account and is not guaranteed, insured, or subject to the protection of the Federal Deposit Insurance Corporation.

Duke Energy Corporation has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (the "SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus that is included in that registration statement, as well as the other documents that Duke Energy Corporation has filed with the SEC, for more complete information about Duke Energy Corporation and this offering. You may get these documents for free by visiting the SEC website at www.sec.gov or by downloading them from the Duke Energy PremierNotes website. Alternatively, Duke Energy Corporation will arrange to send you a prospectus if you request it by calling toll free at 800-659-DUKE (3853).

Residential
Online Services
Billing & Payment
Start, Stop & Move Service
Customer Service
Save Energy & Money
Special Assistance
Products & Services
Outage & Storm Information
Residential Renewable Energy in North Carolina
Generate Your Own Power
Our Community
En Español
Lakes & Recreation
North Carolina Solar Distributed Generation
Electric Rates

Business
Online Services
Payment Options
Billing Options
Understand Your Bill
Service Requests
Electric Rates
Save Energy & Money
Smart $aver® Incentive Program
Products & Services
Outage Information
Go for Green with Renewable Energy
Generate Your Own Power
Our Community

Large Business
Standard Services
Rates
Billing & Payment
Energy Efficiency Services
Energy Information & Tools
Business Continuity Services
My Duke Energy
Renewable Energy
Generate Your Own Power
Events Calendar
National Accounts

Our Company
Careers
Investors
Public Safety
Environment
Sustainability
Community
Social Media
News
About Us

Doing Business With Us
Suppliers
HomeServices
Economic Development
Asset Recovery
Architects and Engineers
Builders and Developers
Property Managers
Real Estate Properties

©Duke Energy Corporation All Rights Reserved

TRUSTe CERTIFIED PRIVACY

Privacy | Terms of Use

Duke Energy.

View Mobile | Contact Us | Investors | Search GO

RESIDENTIAL | BUSINESS | LARGE BUSINESS | OUR COMPANY

HOME » Investors » Individual Investors » PremierNotes Investment » PremierNotes Forms & Other Important Documents

PremierNotes Investment

- Benefits of Ownership
- Duke Energy Employees & Retirees
- PremierNotes FAQs
- Rates
- Sign Up Today
- **PremierNotes Forms & Other Important Documents**

PremierNotes

PremierNotes Forms & Other Important Documents

For New PremierNotes® Investors

Application	Enroll in PremierNotes
Corporate Resolution	For use in establishing accounts owned by corporations, partnerships or other business entities

For Existing PremierNotes Investors

Change Form	Change address or ownership, add new investment or redemption options, or change designated banking or personal information
Trust Form	Change existing registration to a trust ownership registration

Other Important Documents

Prospectus	Review PremierNotes Investment securities offering material
Plan Summary	Review additional program materials

PremierNotes® Investments Sign In

Current Rates

Amount	Rate	Yield
Under $10,000	1.10%	1.11%
$10,000 to $49,999	1.30%	1.31%
$50,000 and over	1.50%	1.51%

Rates effective February 25, 2013

Contact Us

800-659-DUKE or E-mail Us

Duke Energy PremierNotes® Resources

- Benefits of Ownership
- Duke Energy Employees & Retirees
- PremierNotes FAQs
- Financials / SEC Filings
- Rates
- PremierNotes Forms & Other Important Documents

PremierNotes®



Duke Energy PremierNotes earn interest at a floating rate per annum equal to the most recent seven-day average yield (non-compounded) for taxable money funds as reported weekly in the iMoneyNet Money Fund Average,™ plus at least 1/4 percent. Interest is compounded daily and posted to your investment monthly. Investors are encouraged to carefully read the program prospectus and seek professional advice from a financial advisor when considering participation in the PremierNotes program. Interest income is subject to federal and applicable state and local taxes. Overdraft and other fees may apply, as outlined in the program prospectus.

An investment in PremierNotes allows individuals and institutions to benefit from the financial strength of Duke Energy Corporation. PremierNotes are not money market accounts, which are typically diversified funds consisting of short-term debt securities of many issuers, and therefore do not meet the diversification and investment quality standards set forth for money market funds by the Investment Company Act of 1940. Instead, PremierNotes are variable denomination, floating rate demand notes that are unsecured debt obligations of Duke Energy Corporation and are backed only by the assets of Duke Energy Corporation. Your investment in PremierNotes is not equivalent to a deposit or other bank account and is not guaranteed, insured, or subject to the protection of the Federal Deposit Insurance Corporation.

Duke Energy Corporation has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (the "SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus that is included in that registration statement, as well as the other documents that Duke Energy Corporation has filed with the SEC, for more complete information about Duke Energy Corporation and this offering. You may get these documents for free by visiting the SEC website at www.sec.gov or by downloading them from the Duke Energy PremierNotes website. Alternatively, Duke Energy Corporation will arrange to send you a prospectus if you request it by calling toll free at 800-659-DUKE (3853).

Residential
Online Services
Billing & Payment
Start, Stop & Move Service
Customer Service
Save Energy & Money
Special Assistance
Products & Services
Outage & Storm Information
Residential Renewable Energy in North Carolina
Generate Your Own Power
Our Community
En Español
Lakes & Recreation
North Carolina Solar Distributed Generation
Electric Rates

Business
Online Services
Payment Options
Billing Options
Understand Your Bill
Service Requests
Electric Rates
Save Energy & Money
Smart $aver® Incentive Program
Products & Services
Outage Information
Go for Green with Renewable Energy
Generate Your Own Power
Our Community

Large Business
Standard Services
Rates
Billing & Payment
Energy Efficiency Services
Energy Information & Tools
Business Continuity Services
My Duke Energy
Renewable Energy
Generate Your Own Power
Events Calendar
National Accounts

Our Company
Careers
Investors
Public Safety
Environment
Sustainability
Community
Social Media
News
About Us

Doing Business With Us
Suppliers
HomeServices
Economic Development
Asset Recovery
Architects and Engineers
Builders and Developers
Property Managers
Real Estate Properties

©Duke Energy Corporation All Rights Reserved

TRUSTe CERTIFIED PRIVACY

Privacy Terms of Use

See how much higher your returns can be

Go to duke-energy.com/premiernotes or call 800.659.DUKE (3853) for the latest rates. Compare them to the rate of return you’re getting now, or to any other short-term investment vehicle you might be considering.

Begin your own PremierNotes investment — it’s fast and easy

When you’re ready to go, starting your investment is as easy as 1-2-3:

1. COMPLETE the simple application form, which can be found in your Enrollment Kit, downloaded from duke-energy.com/premiernotes or requested by calling 800.659.DUKE (3853).

2. WRITE your check for an initial investment of $1,000 or more made payable to “Duke Energy PremierNotes.”

3. SEND your completed application and check to: Duke Energy PremierNotes P.O. Box 75708 Chicago, IL 60675-5708

Once we receive your application and initial investment, we will send you your Welcome Kit that confirms your investment and provides information on accessing your investment online, along with your first packet of free checks.

Then, enjoy the returns on your hard-earned cash!

PremierNotes from Duke Energy represents an exciting new opportunity for investors to boost returns on their short-term cash. For more information:

800.659.DUKE (3853) | www.duke-energy.com/premiernotes

FSC

FPO

Mixed Sources

Product group from well-managed

forests controlled sources and

recycled wood of fiber

www.fsc.org Cert no. XXX-XXX-000

© 1996 Forest Stewardship Council

XX%

Duke Energy PremierNotes earn interest at a floating rate per annum equal to the most recent seven-day average yield (non-compounded) for taxable money funds as reported weekly in the iMoneyNet Money Fund Average™, plus at least .25 percent. Interest is compounded daily and posted to your investment monthly. Investors are encouraged to carefully read the program prospectus and seek professional advice from a financial advisor when considering participation in the PremierNotes program. Interest income is subject to federal and applicable state and local taxes. Overdraft and other fees may apply, as outlined in the program prospectus.

An investment in PremierNotes allows individuals and institutions to benefit from the financial strength of Duke Energy Corporation. PremierNotes are not money market accounts, which are typically diversified funds consisting of short-term debt securities of many issuers, and therefore do not meet the diversification and investment quality standards set forth for money market funds by the Investment Company Act of 1940. Instead, PremierNotes are variable denomination, floating rate demand notes that are unsecured debt obligations of Duke Energy Corporation and are backed only by the assets of Duke Energy Corporation. Your investment in PremierNotes is not equivalent to a deposit or other bank account and is not guaranteed, insured, or subject to the protection of the Federal Deposit Insurance Corporation.

Duke Energy Corporation has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus that is included in that registration statement, as well as the other documents that Duke Energy Corporation has filed with the SEC, for more complete information about Duke Energy Corporation and this offering. You may get these documents for free by visiting the SEC website at sec.gov or by downloading them from the Duke Energy PremierNotes website. Alternatively, Duke Energy Corporation will arrange to send you a prospectus if you request it by calling toll free at 800.659.DUKE (3853).

©2013 Duke Energy Corporation 130031-v1

ENERGIZE YOUR RETURNS

PremierNotes®

MAKE YOUR CASH WORK HARDER FOR YOU

Introducing PremierNotes from Duke Energy

Attractive returns

Easy access to your money

No maintenance fees

Secure, online investment access 24/7

Backed by the strength and stability of Duke Energy

ENERGIZE YOUR RETURNS

ENERGIZE YOUR RETURNS

At last — A powerful opportunity for higher returns on your short-term funds

If you’re looking to get an attractive rate of return on your short-term funds, you owe it to yourself to check out PremierNotes® from Duke Energy. PremierNotes is designed to deliver a rate of return that is higher than the average taxable money market mutual fund — a minimum of .25 percent higher. And, with our tiered approach to returns, higher balances can benefit from rates that are even higher. Go to duke-energy.com/premiernotes to check today’s rates and see how much better you could be doing with PremierNotes. We think you’ll be impressed.

No administrative fees. Easy access to your money.

Getting attractive returns doesn’t mean giving up convenience, or having to deal with a lot of automatic fees. In fact, as long as you maintain your minimum balance, there are no recurring sales fees or maintenance fees. With PremierNotes, all of your money is working for you. The minimum balance is only $1,000, and you can make fast, free and easy redemptions by check or by phone. You get unlimited check-writing privileges over $250, and all your checks are on us — just let us know when you’re running low, and we’ll send you another packet for free. You can even link your PremierNotes investment to your bank account to ensure quick transfers.

24/7 investment access

Once you’re enrolled, you’ll be able to set up your own secure PremierNotes online portal to access your investment information any time of the day or night. You can confirm transactions, view up to 18 months of investment activity and view our current investment rates, any time.

An investment as strong as Duke Energy

Your PremierNotes investment is backed by the strength and stability of Duke Energy Corporation, the largest electric power holding company in the United States. A Fortune 250 company traded on the New York Stock Exchange under the symbol DUK, Duke Energy serves approximately 7 million residential and business customers, and has a proud history of more than 100 years of service. Duke Energy has paid a cash dividend on its common stock since 1926 and has a long history of profitability. Through PremierNotes, you can benefit from this long-term financial strength and stability while earning an attractive return on your short-term investments.

PremierNotes®

Enrollment Questions

Enrollment Questions

What is PremierNotes?

The notes are direct investments in new debt obligations of Duke Energy. Under the program, Duke Energy borrows directly from investors by issuing notes. In return, investors receive a competitive floating rate of interest that is very favorable compared to other cash alternatives like bank accounts, short term CDs and money market mutual funds.

Who may invest in PremierNotes?

In order to be an eligible investor, you must be a citizen of the United States, a corporation or partnership incorporated or established in or under the laws of the United States, or a trust or an estate treated as a United States person under Section 7701 of the Internal Revenue Code. You may invest individually or jointly with another eligible person. We also offer custodial arrangements for minors. See the prospectus and application form for further details.

How do I enroll in PremierNotes?

You can download enrollment materials at our website, duke-energy.com/premiernotes. Or call us at 800.659.DUKE (3853) to request an enrollment kit. Our service agents are available from 8:30 a.m. to 5 p.m. ET, Monday through Friday, except holidays.

What is the minimum amount I can invest and how do I make my initial investment in PremierNotes?

After completing the application form you must send a personal or corporate check for a minimum of $1,000. Starter checks, bank checks, credit card checks, cashier checks, traveler’s checks, money orders and third-party checks will not be accepted for your initial investment. If you are a Duke Energy employee or retiree investing through the Duke Energy Employee or Duke Energy Retiree Investment option, then the initial investment may be $100 or more per month until the minimum required balance of $1,000 is attained. Subsequent investments must be at least $50. Please review the application form and prospectus for additional details.

What is the maximum amount that can be invested?

The maximum investment for any one investor is $1,000,000.

How do I set up an electronic funds transfer?

You can set up an electronic funds transfer (ETF) by completing the appropriate sections of the application form and including a voided blank check. See the application form for more details. For your convenience we recommend you establish this feature when you enroll in PremierNotes.

How are interest rates determined?

PremierNotes pays a competitive floating rate of interest that is determined by the Duke Energy PremierNotes Committee or its designee on a weekly basis, and any rate changes become effective the following Monday. The rate of interest also increases when you invest more. See our website for information about our current interest rates.

When is interest compounded and posted to my PremierNotes investment?

Interest is compounded daily and posted to your investment monthly. See the prospectus for more information.

Is PremierNotes a bank account and is it insured by the FDIC?

No, the notes are not equivalent to a deposit or other bank account, and are not subject to the protection of Federal Deposit Insurance Corporation (FDIC) regulation or insurance, or any other insurance. The notes are direct investments in new debt obligations of Duke Energy. See additional risks outlined in the prospectus. You should consider these risks and determine if investing in PremierNotes is an acceptable investment after considering your financial resources and investment objectives.

How does PremierNotes differ from a money market fund?

PremierNotes is not a money market fund. The notes are not subject to regulation under the Investment Act of 1940, as amended. The notes are direct investments in new debt obligations of Duke Energy. See additional risks outlined in the prospectus.

Are PremierNotes investments taxable?

Yes. Interest earned on your Duke Energy PremierNotes investment will constitute income to you and is taxable in the year that it is paid. Interest income is subject to federal and applicable state and local taxes. Consult your tax advisor for additional information.

Are there check-writing fees?

We do not charge any fees for writing checks for $250 or more. There are also no administrative or maintenance fees and your checkbooks are free. PremierNotes does charge investors a $10 fee for checks written under $250, and fees do apply if you overdraft your investment. See the prospectus for more details on fees.

Are the notes transferable?

No, PremierNotes investments are not transferable.

Where can I get a prospectus, most-recent pricing supplement or Form 10-K?

You can download these materials at duke-energy.com/premiernotes or request them by calling 800.659.DUKE (3853). Our service agents are available from 8:30 a.m. to 5 p.m. ET, Monday through Friday, except holidays.

Duke Energy Employees Only

A special arrangement to start your PremierNotes investment is available to employees of Duke Energy Corporation. You may fund your initial investment by investing $100 or more per month through the Payroll Directed Investment or the Automatic Investment option until you meet the $1,000 minimum balance. See the application form for more details.

Duke Energy Retirees Only

A special arrangement to start your PremierNotes investment is available to former employees of Duke Energy Corporation who have received or are eligible to receive a retirement benefit. You may fund your initial investment by investing $100 or more per month through the Automatic Investment option until you meet the $1,000 minimum balance. See the application form for more details, or contact us with additional questions about the Automatic Investment option.

I currently receive a monthly pension benefit from Duke Energy. Can I direct funds out of my benefit payment into my PremierNotes investment?

No. Retirees can contribute to PremierNotes via the Automatic Investment, Check Investment, Wire Transfer Investment or the Directed Investment options. Please visit duke-energy.com/premiernotes or call us at 800.659.DUKE (3853) for more information.

Duke Energy Corporation has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus that is included in that registration statement, as well as the other documents that Duke Energy Corporation has filed with the SEC, for more complete information about Duke Energy Corporation and this offering. You may get these documents for free by visiting the SEC website at sec.gov or by downloading them from the Duke Energy PremierNotes website. Alternatively, Duke Energy Corporation will arrange to send you a prospectus if you request it by calling toll free at 800.659.DUKE (3853).

www.duke-energy.com/premiernotes    |    800.659.DUKE (3853)

©2013 Duke Energy Corporation  130031-v1

Investment and

Redemption Questions

Investment and Redemption Questions

How can funds be added to my PremierNotes investments?

You can invest additional funds into your established PremierNotes investment by mailing an investment slip along with a check for $50 or more payable to Duke Energy PremierNotes to:

Duke Energy PremierNotes

P.O. Box 75974

Chicago, IL 60675-5974

Additionally, you may electronically transfer funds into your PremierNotes investment by automated clearing house (ACH) or wire transfer. Contact us at 800.659.DUKE (3853) for more details.

How do I set up an electronic funds transfer on my existing PremierNotes investment?

Set up an electronic funds transfer (EFT) by completing the change form, including a voided check and mailing these items to the address listed on the change form.

Is there a “hold” placed on my investments?

While funds invested will begin to accrue interest on the day they are posted, they are available for redemption based on how the funds were invested:

—	The initial investment will be available no more than seven business days after the date of credit.

—	Funds invested via a check are available for redemption seven business days after the date of credit.

—	Funds invested via ACH transfer are available for redemption five business days after the date of credit.

—

Funds invested via wire transfer before 2 p.m. ET are available for redemption the same business day. Funds invested via wire transfer after 2 p.m. ET are available for redemption on the first business day after date of credit.

—	Funds invested via the automated Social Security investment option are available for redemption the first business day after date of credit.

See the prospectus for more details on fund redemption options.

Is there a minimum amount required to request a wire transfer?

Any investment or redemption made by wire transfer must be $1,000 or more.

Can my PremierNotes redemption checks be used as electronic checks at a point of sale?

No, the conversion of redemption checks to electronic debit is not permitted.

How can I activate and view my PremierNotes investment activity online?

After your PremierNotes investment is established, you may sign up for online access by calling 800.659.DUKE (3853) and following the automated menu options for “Web activation.” You may also call the same phone number to access your PremierNotes investment activity and balance information.

What if my investment falls below the minimum required amount?

You will be notified if your notes will be redeemed and you will be given 30 days to provide additional funds to increase your investment to the applicable minimum balance required before your investment is redeemed. If the minimum investment balance of $1,000 is not attained or maintained, we may redeem the principal amount of your notes, together with accrued and unpaid interest, and mail the proceeds to your registered address.

If you have enrolled in the Duke Energy Employee Investment or Duke Energy Retiree Investment options, the minimum required initial investment is only $100 per month until the minimum investment balance of $1,000 is attained. Thereafter, the $1,000 minimum investment balance must be maintained.

What if my investment totals more than the current maximum limit amount?

If the amount of your investment exceeds the maximum for three consecutive months, we may notify you in writing that we intend to redeem the amount of your investment in excess of $1,000,000. You will then have 30 days to redeem the excess portion of your investment. If you do not do so within a 30-day period, we may redeem the amount we have specified and mail a check to the registered holder of the notes, less any tax withholding, if applicable, and any other fees discussed in the prospectus.

How often will I receive a statement?

At a minimum, you will receive a statement on a quarterly basis. You will also receive a statement for any month that has electronic transaction activity.

How can I change my address, ownership or linked bank account information on my investment?

You may make changes to your address, ownership name, electronic fund transfer information and linked bank account by filling out the appropriate section of the change form, which can be found at duke-energy.com/ premiernotes. You may also request a copy of the change form by calling 800.659.DUKE (3853). In order for us to process your request, the change form must include the signatures of each authorized signer listed on your PremierNotes investment and may require a medallion signature guarantee. See the change form for more details.

Send your completed change form to:

Duke Energy PremierNotes

P.O. Box 75708

Chicago, IL 60675-5708

What is a medallion signature guarantee STAMP?

A medallion signature guarantee is also known as a Securities Transfer Agents Medallion Program (STAMP) imprint. STAMP is the official signature guarantee program recognized and approved by the financial industry, and supported and endorsed by the Securities Transfer Association (STA). Transfer agents and others who rely on a signature guarantee from a member of STAMP are protected against loss from wrongful endorsements. The medallion signature guarantee is not to be confused with a notary public.

Why do I need a medallion signature guarantee STAMP?

This process protects you by making it more difficult for someone to forge your signature. It also limits the liability and losses if a signature turns out to be forged, as that liability is on the financial institution that accepted the signature and provided the medallion STAMP.

Where can I get a medallion signature guarantee STAMP?

Please contact your financial institution (bank, credit union or broker dealer) to determine if it is a participant in a medallion signature guarantee program.

Can I add a beneficiary to my PremierNotes investment?

No. Beneficiaries are not offered on PremierNotes investments. However, we do offer joint ownership, with rights of survivorship, as well as Trust ownership. You should consult your attorney or other estate planning professional for estate planning advice applicable to your specific circumstances.

How do I order additional checks?

You may order additional checks by logging onto our website, using the reorder stub located in your PremierNotes checkbook or calling us at 800.659.DUKE (3853).

How can I redeem all or a portion of my notes?

You can redeem all or some of your investment by using your PremierNotes redemption checks, sending a written request to Duke Energy PremierNotes at the agent bank’s correspondence address, and using our telephone redemption, wire transfer redemption and directed redemption options.

Are there any fees associated with my notes?

There are no maintenance fees associated with your investment, nor are there charges for your redemption checks (both initial and additional) or using the redemption checks. You may, however, be charged a fee by your commercial bank or financial institution if you make an investment or receive a redemption amount by wire transfer. You may also incur a charge in obtaining any applicable signature guarantee.

The following fee schedule applies:

Insufficient funds	$ 20
Stop payment requests	$15
Wire redemptions	$15
Redemptions for less than $250	$10
Investment balance less than $1,000	$10/month

Fees will be debited directly from your investment balance as a partial redemption of your notes. Please see the prospectus for additional details.

Who do I contact with questions or to request additional information?

Please visit duke-energy.com/premiernotes for more information, or call 800.659.DUKE (3853) with any questions. Our service agents are available from 8:30 a.m. to 5 p.m. ET, Monday through Friday, except holidays.

Where do I need to send any of these documents once completed?

Duke Energy PremierNotes

P.O. Box 75708

Chicago, IL 60675-5708

Duke Energy Employees

How can I change or stop the amount that’s withheld from my paycheck and put into my PremierNotes investment?

Changes to your payroll direct deposit settings can be made through the Duke Energy Employee Portal. Simply visit the Portal, go to Employee Center and click Paycheck. Then click the View My Paycheck button and change your Direct Deposit information.

Contact us with additional questions about your employee payroll direct deposit. We’re available from 8:30 a.m. to 5 p.m. ET, Monday through Friday, at 800.659.DUKE (3853).

Duke Energy Corporation has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus that is included in that registration statement, as well as the other documents that Duke Energy Corporation has filed with the SEC, for more complete information about Duke Energy Corporation and this offering. You may get these documents for free by visiting the SEC website at sec.gov or by downloading them from the Duke Energy PremierNotes website. Alternatively, Duke Energy Corporation will arrange to send you a prospectus if you request it by calling toll free at 800.659.DUKE (3853).

www.duke-energy.com/premiernotes    |    800.659.DUKE (3853)

©2013 Duke Energy Corporation  130031-v1

PremierNotes®
PAGE 1 OF 3

APPLICATION FORM

INSTRUCTIONS:
Please type or print legibly. Carefully complete and sign this application form, then mail it along with your initial investment check to:

Duke Energy PremierNotes
P.O. Box 75708
Chicago, IL 60675-5708

IMPORTANT INFORMATION ABOUT PROCEDURES FOR AN INITIAL INVESTMENT
To help fight the funding of terrorism and money-laundering activities, the U.S. Government has passed the USA PATRIOT Act, which requires banks, including the Duke Energy PremierNotes processing agent bank, to obtain, verify and record information that identifies persons who engage in certain transactions with or through a bank. This means that, in order for us to open a Duke Energy PremierNotes investment for you, we will need to collect the information solicited on this application form for ALL PERSONS listed on the note.

1. INVESTMENT REGISTRATION

Please select the option that best describes your situation:

☐ Duke Energy Employee ☐ Duke Energy Retiree ☐ Duke Energy Shareholder ☐ Customer ☐ General Public

Registration Type (please check applicable boxes and provide all requested information)

☐ **Primary Owner** (Individual, Joint or Custodian)

Name of Primary Owner (First, MI, Last)

Social Security Number | Date of Birth (18 or older)

Driver's License Number | Issuing State | Mother's Maiden Name

Annual Income:
☐ Under $50,000 ☐ $50,000-$100,000 ☐ Above $100,000

☐ **Joint Owner** (Joint Tenancy w/Rights of Survivorship)

Name of Joint Owner (First, MI, Last)

Social Security Number | Date of Birth (18 or older)

Driver's License Number | Issuing State | Mother's Maiden Name

Annual Income:
☐ Under $50,000 ☐ $50,000-$100,000 ☐ Above $100,000

☐ **Corporate, LLC, Partnership or Association**

Please complete and attach a copy of the Corporate Resolution Form.

Name of Corporation, LLC, Partnership or Association

DBA (Doing Business As)

Taxpayer Identification Number | State of Organization

Type of Business | Established Date

☐ **Custodial Registration**

Name of Minor (First, MI, Last)

Minor's Social Security Number

Minor's State of Residence | Date of Birth (under 18)

☐ **Trust Registration** (Attach trust pages with trust title, date, name of trustee(s), with signature and successor trustee(s).)

Title and Date of Trust

Taxpayer Identification Number

Trustee No. 1 Name (First, MI, Last)

Social Security Number | Date of Birth

Driver's License Number | Issuing State | Mother's Maiden Name

Trustee No. 2 Name (First, MI, Last)

Social Security Number | Date of Birth

Driver's License Number | Issuing State | Mother's Maiden Name

©2013 Duke Energy Corporation 130031-Form A-v1

Duke Energy PremierNotes: 800.659.DUKE (3853) M – F, 8:30 a.m. – 5 p.m. ET
www.duke-energy.com/premiernotes

2. ADDRESS

Registered address (required)

Street Address (P.O. Box will not be accepted) Apt/Suite

City State ZIP

Statement Address (Optional, P.O. Box accepted)

City State ZIP

Daytime Phone with Area Code

Joint owner’s address (☐ Check here if same as above)

Street Address (P.O. Box NOT accepted) Apt/Suite

City State ZIP

Daytime Phone with Area Code

trustee(s) address

trustee no. 1 Street Address (P.O. Box NOT accepted) Apt/Suite

City State ZIP

Daytime Phone with Area Code trustee no. 2 Street Address (P.O. Box NOT accepted) Apt/Suite

City State ZIP

Daytime Phone with Area Code

3. INITIAL INVESTMENT

The minimum initial investment is $1,000 and must be made through the Check Investment option except for Duke Energy employees or retirees who elect to begin their investment through the Duke Energy Employee Investment option or the Duke Energy Retiree Investment option. If you are a Duke Energy employee or retiree investing through the Duke Energy Employee or Duke Energy Retiree Investment option, then the initial investment may be no less than $100 each month until the minimum required balance of $1,000 is attained.

please check the appropriate box:

☐ check investment: $ (minimum of $1,000) Please enclose your personal check made payable to duke energy premiernotes. Corporate checks are acceptable for corporate investments only. Investments made by check are available for redemption seven (7) business days after posting. No cashier’s checks, third-party checks, starter checks, traveler’s checks, credit-card checks or money orders will be accepted for an initial investment.

☐ duke energy employee investment (Duke Energy employees only) employee id

☐ payroll directed investment (following receipt of your application, you will receive further instructions regarding the setup of your payroll directed investment)

☐ automatic investment (complete section 4 below)

☐ duke energy Retiree investment

☐ automatic investment (complete section 4 below)

4. ELECTRONIC INVESTMENT AND REDEMPTION

Choose these services to make it easier to add to, or redeem, your Duke Energy PremierNotes investment. These services link your Duke Energy PremierNotes investment to your pre-authorized bank account. please check the appropriate box or boxes and complete the bank account information to sign up for electronic services:

☐ automatic investment: Check this option to add the same amount to your Duke Energy PremierNotes investment automatically once or twice per month on the same day(s) each month. The minimum is $50 per transfer.

Those using the Duke Energy Employee Investment or Retiree Investment option for their initial investment must transfer a minimum of $100 each month until the minimum account balance of $1,000 is obtained. Transfers will be made from your pre-authorized bank account.

☐ transfer once a month.

Transfer: $ on the day of each month.

☐ transfer twice a month.

Transfer: $ on the day and day of each month.

For your future convenience, we recommend that you select one or both of the following options:

☐ directed investment and directed Redemption: Check this option to have the ability to make non-recurring electronic transfers from or to your pre-authorized bank account for the prescribed amount (minimum of $50 for investments, and $250 for redemptions).

☐ Wire transfer Redemption: Check this option to have the ability to redeem your investment in Duke Energy PremierNotes and wire the proceeds to your pre-authorized bank account (minimum of $1,000). Wire transfer fees apply.

Complete the bank information below and attach a voided check to link your PremierNotes investment with your bank account.

pre-authorized bank account information:

Name of Account Holder(s)*

Financial Institution Name/Branch

City State ZIP

Account Number ☐ Checking ☐ Savings

Financial Institution Routing Number (9 digits)

For Further credit (if applicable):

Account Name

Account Number

*To draw funds from an account, that account must have at least one owner in common with your Duke Energy PremierNotes.

attach voided check (staple or clip)

©2013 Duke Energy Corporation 130031-Form A-v1

Duke Energy PremierNotes: 800.659.DUKE (3853) M – F, 8:30 a.m. – 5 p.m. ET

www.duke-energy.com/premiernotes

5. OTHER REDEMPTION OPTIONS (for information only)

All investments are provided the check Redemption, Written Redemption and bank check Redemption options upon opening. With the Check Redemption option a supply of free checks will be sent to your mailing address (minimum per check is $250).

The Written Redemption option allows you to redeem all or part of your

Duke Energy PremierNotes investment by writing to the following address:

Duke Energy PremierNotes

P.O. Box 75708

Chicago, IL 60675-5708

The Written Redemption request must be in the amount of $250 or more, or the balance of your notes, whichever is less.

To request the Bank Check Redemption option, call 800.659.DUKE (3853)

M – F, 8:30 a.m. – 5 p.m. ET.

6. ACKNOWLEDGMENTS AND SIGNATURES (required)

By signing this form, under penalty of perjury, I (we) certify that:

1. Read prospectus. I (we) have received, read and agree to be bound by the terms of the prospectus, and that I (we) have the authority and legal capacity to purchase notes pursuant to this application.

2. Not subject to backup withholding. I (we) am not subject to backup withholding because I (we) have not been notified by the IRS that I (we) am subject to IRS backup withholding (unless the box below is checked). ☐ I (we) have been notified of and am subject to IRS backup withholding.

3. Identification. The Social Security or Taxpayer Identification numbers provided on this application are correct.

4. I (we) acknowledge that the Duke Energy PremierNotes are not a bank account, or money market fund and are not protected by the FDIC or other insurance. The notes are an investment in the unsecured indebtedness of Duke Energy and are backed only by the assets of Duke Energy, and are not guaranteed by any Duke Energy subsidiary or affiliate, or any other company.

I (we) further acknowledge that these notes are not rated by any rating agency and are not anticipated to be rated in the future. They are not subject to the diversification and investment quality standards of the Investment Company Act of 1940. I (we) further represent that the notes purchased pursuant to this application and any further purchases of notes are suitable investments in light of my (our) financial resources and investment objectives.

SIGNATURES:

The signatures below indicate that I/we have read the Duke Energy PremierNotes Application Form and agree to the terms.

*Both signatures are required for Joint Tenant investments.

Signature of the Primary Owner

Date

Signature of the Joint/Custodian/Trustee Owner

Date

Please return this form to:

Duke Energy PremierNotes

P.O. Box 75708

Chicago, IL 60675-5708

Please make sure you have completed the following before mailing your application:

☑ All information for owner(s) including Social Security numbers, date of birth and driver’s license number

☑ Complete mailing address

☑ Signatures for all owners

☑ Check for initial investment (does not apply to those who are using the Duke Energy Employee Investment or Duke Energy Retiree Investment option)

☑ Voided check for electronic investment and redemption

☑ All required Trust documents (for Trust Registration only)

☑ Completed and executed Corporate Resolution Form enclosed (for Corporate, LLC, Partnership or Association only)

Duke Energy Corporation has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus that is included in that registration statement, as well as the other documents that Duke Energy Corporation has filed with the SEC, for more complete information about Duke Energy Corporation and this offering. You may get these documents for free by visiting the SEC website at sec.gov or by downloading them from the Duke Energy PremierNotes website. Alternatively, Duke Energy Corporation will arrange to send you a prospectus if you request it by calling toll free at 800.659.DUKE (3853).

©2013 Duke Energy Corporation 130031-Form A-v1

Duke Energy PremierNotes: 800.659.DUKE (3853) M – F, 8:30 a.m. – 5 p.m. ET

www.duke-energy.com/premiernotes

Investor Name

Address

Dear (Name of Investor),

We know that you work hard for your money. Isn’t it time that your money works harder for you? It can – with Duke Energy PremierNotes®.

A powerful opportunity for higher returns on your short-term funds

With PremierNotes, you can earn interest rates that are competitive with what you would earn with a bank account, money market or short-term CD. In fact, the program is designed to deliver a rate of return that is higher than the average taxable money market mutual fund. And, with our tiered approach to returns, higher balances can benefit from rates that are even higher.

The benefits of PremierNotes are clear

—	Attractive returns

—	Easy access to your money

—	No maintenance fees

—	The ability to view your secure online account 24/7
—	Convenient services like free check-writing and electronic transfers between your PremierNotes investment and a linked checking account

—	Backed by the strength and stability of Duke Energy

What is PremierNotes?

Current PremierNotes Interest Rates
Investment Amount	Rate (%)	Yield (%)[1]
Less than $10,000	1.10	1.11
$10,000 to $49,999	1.30	1.31
$50K and over	1.50	1.51
As of February 4, 2013; see website for current rates

Each note is a direct investment in new debt obligations of Duke Energy. When you invest in PremierNotes the company will pay you a competitive floating interest rate that is at least .25 percent higher than the average rate of taxable U.S. money market mutual funds,2 and your money is available when you need it.

Get started today

It’s easy to enroll in PremierNotes. Just complete the enclosed application form and submit it – along with your initial investment – using the envelope included in this mailing.

Questions? Need additional information? Simply visit duke-energy.com/premiernotes or call us at 800.659.DUKE (3853).

We look forward to helping you achieve your investment objectives with PremierNotes.

Sincerely,

Duke Energy PremierNotes

1 Yield reflects the annual rate of return on your investment. It assumes that interest is compounded daily and posted monthly, and that there are no additional investments or redemptions.

2 Based on rates published for the most recent seven-day period (noncompounded) for all taxable mutual funds as reported weekly by iMoneyNet Money Fund AverageTM.

©2013 Duke Energy Corporation  130031-v1

Duke Energy Corporation has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus that is included in that registration statement, as well as the other documents that Duke Energy Corporation has filed with the SEC, for more complete information about Duke Energy Corporation and this offering. You may get these documents for free by visiting the SEC website at sec.gov or by downloading them from the Duke Energy PremierNotes website. Alternatively, Duke Energy Corporation will arrange to send you a prospectus if you request it by calling us toll free at 800.659.DUKE (3853).

FSC

FPO

© Mixed Sources

Product group from well-managed

Forests controlled sources and

Recycled wood or fiber

www.fsc.org Cert no. XXX-XXX-000

© 1996 Forest Stewardship Council

XX%

©2013 Duke Energy Corporation 130031-v1

PremierNotes®

800.659.DUKE (3853) | www.duke-energy.com/premiernotes

MAKE YOUR CASH WORK HARDER FOR YOU

Introducing PremierNotes from Duke Energy

• Attractive returns

• Easy access to your money

• No maintenance fees

• Ability to view your secure, online account 24/7

• Backed by the strength and stability of Duke Energy

ENERGIZE YOUR RETURNS

At Last — A Powerful Opportunity for Higher Returns on Your Short-Term Funds

PremierNotes®

RESOLUTION – CORPORATIONS AND OTHER ENTITIES

For use by corporations, partnerships or other entities only.

Signature Guarantees may be obtained from financial institutions.

Incomplete forms will not be processed.

INSTRUCTIONS: Please type or print legibly.

Complete applicable information and return to the mailing address below.

Duke Energy PremierNotes

P.O. Box 75708

Please remember to sign this form and have signatures guaranteed.

Chicago, IL 60675-5708

REGISTERED OWNER

Retain a copy of this document for your records. Any modification of the information below will require an amendment to this form. This document is in full force and effect until another duly executed form is received by the agent bank.

Dated and Effective

Name of Registered Owner

Registered Owner is a (please check one):

New Amendment to Form Dated

☐ Corporation ☐ Partnership ☐ Limited Liability Company

Other:

(nonprofit organization, sole proprietorship, trust, etc.)

The undersigned does hereby certify that (s)he is authorized to furnish this Certificate on behalf of the above-named Registered Owner and that the following named persons are currently officers/general partners/other authorized signatories of the Registered Owner, and any * of them (“Authorized Person(s)”) is/are currently authorized under the applicable governing documents and law to act for and on behalf of the Registered Owner with respect to the Duke Energy PremierNotes investment security, including without limitation the purchase and redemption thereof and disposition of any proceeds thereof, and to execute and deliver any instrument deemed necessary or appropriate by the Agent Bank to effectuate the authority hereby conferred or confirmed:

Name

Title

Specimen Signature

*Insert a number. Unless otherwise indicated, the Agent Bank may honor instructions from any one of the persons above.

For and on behalf of the Registered Owner the undersigned hereby (a) confirms that Duke Energy Corporation (the “Company”), the Agent Bank and their respective successors and assigns shall be entitled to rely without inquiry or investigation of any kind upon the instruction of any person(s) purporting to be (an) Authorized Person(s) as named in the Certificate form last received by the Agent Bank until the Agent Bank has received an amended Certificate form and has had a reasonable opportunity to act thereon; and (b) agrees to indemnify, hold harmless and reimburse the Company, the Agent Bank and their respective successors and assigns for, from and against any and all losses, damages, claims, demands, and attorneys’ fees incurred or paid as a result of such reliance by any of them upon this Certificate.

Authorized Signatory

Type or Print Name

Title

©2013 Duke Energy Corporation 130031-Form D-v1

Duke Energy PremierNotes: 800.659.DUKE (3853) M – F, 8:30 a.m. – 5 p.m. ET

www.duke-energy.com/premiernotes

PAGE 2 OF 2

FOR CORPORATIONS ONLY Note: Either Signature Guarantee or Seal is required.

I, ____, Secretary of the above-named Registered Owner, do hereby certify that at a meeting on ____________ at which a quorum was present throughout, the Board of Directors of the Corporation duly adopted a resolution, which is in full force and effect and has not been modified and is in accordance with the Registered Investor's articles/certificate of incorporation and by-laws, which resolution did the following: **(1)** empowered the above-named Authorized Person(s) to effect transactions with respect to the Duke Energy PremierNotes investment security on the terms described above; **(2)** authorized the Secretary or any Assistant Secretary to certify from time to time the names and titles of the Authorized Person(s) and to notify the Agent Bank when changes in office or authority occur; and (3) authorized the Secretary or any Assistant Secretary to certify that such a resolution has been duly adopted and will remain in full force and effect until the Agent Bank receives a duly executed amendment to the Certification Form and has had a reasonable opportunity to act thereon.

Witness my hand on behalf of the Corporation this ______ day of____________________, 20___

A Signature Guarantee**
(or Corporate Seal)

____

Secretary*

The undersigned officer (other than the Secretary) hereby certifies that the foregoing instrument has been signed by the Secretary of the Corporation.

A Signature Guarantee**
(or Corporate Seal)

____

Certifying Officer of the Corporation*

FOR ALL NON-CORPORATE ENTITIES

____

Certifying General Partner(s)/Other(s)**

A Signature Guarantee**
(or Corporate Seal)

The undersigned hereby certifies that the foregoing instrument has been signed by the indicated ____________________ (Title) of the non-corporate entity.

____

Certifying Officer of the Corporation**

**SIGNATURE GUARANTEE

A Signature Guarantee is designed to protect you and Duke Energy PremierNotes against improper transactions or requests by unauthorized persons. It can be obtained through a commercial bank, trust company or by a member of a national securities exchange. **A NOTARIZED SIGNATURE IS NOT ACCEPTABLE.

Investments in Duke Energy PremierNotes do not constitute deposits of any type with the agent bank.

Reference is hereby made to the prospectus and any supplements or replacements, as well as other documents referred to therein, for a full statement of the company's and the agent bank's duties. Such documents shall prevail over this form to the extent of any conflict or inconsistency.

MAILING ADDRESSES

Regular Mail:
Duke Energy PremierNotes
P.O. Box 75708
Chicago, IL 60675-5708

Overnight Mail:
Duke Energy PremierNotes
c/o The Northern Trust Company
801 South Canal Street, C2N
Chicago, IL 60607

For more information, visit our website: **duke-energy.com/premiernotes**, or call **800.659.DUKE (3853)** M – F, 8:30 a.m. – 5 p.m. ET

©2013 Duke Energy Corporation 130031-Form D-v1

Duke Energy PremierNotes: 800.659.DUKE (3853) M – F, 8:30 a.m. – 5 p.m. ET
www.duke-energy.com/premiernotes